Pricing Supplement No. 13 Dated November 20, 1998
(To Prospectus dated November 6, 1997  File No. 333-29813:)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $600,000,000.00

                                 COMDISCO, INC.

                           Medium-Term Notes, Series G
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                     November 25, 1998

Maturity Date:                     June 25,  2001

Principal Amount:                  $25,000,000.00

Price to Public:                   100%

Interest Rate:                     6.38%

Interest Payment Dates:            March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:          N/A

Optional Repayment Date:           N/A

Agent's Discount or Commission:    $62,500.00

Cusip Number:                      20033R FS 3